Exhibit 32.1

Section 1350 Certification

STATEMENT FURNISHED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the CEO and President of ANV Security Group, Inc.  This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This Certification accompanies to the Quarterly Report on Form 10-Q of ANV Security Group, Inc. for the quarter ended September 30, 2013.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of ANV Security Group, Inc. as of September 30, 2013.

This Certification is executed as of November 14, 2013.

By:/s/ Weixing Wang

     Weixing Wang

     CEO and President